MERGER AGREEMENT

                                   dated as of

                                  May 14, 1996

                                  by and among

                              PRIME CELLULAR, INC.,

                        PRIME CELLULAR ACQUISITION CORP.

                                       and

                              BERN ASSOCIATES, INC.




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                                MERGER AGREEMENT

     MERGER AGREEMENT, dated as of May __, 1996 (the "Agreement"), by and among Prime Cellular, Inc., a Delaware corporation ("Prime"), Prime Cellular Acquisition Corp., a Delaware corporation ("Prime Acquisition Subsidiary"), Bern Associates, Inc., a New Jersey corporation ("Bern") and persons listed in
Schedule I hereto representing all of the holders of capital stock of Bern (the "Bern Owners"). Capitalized terms used in this Agreement are defined in Article IX.

                                    RECITALS:

     A. The respective Boards of Directors of Prime, Prime Acquisition Subsidiary and Bern have each determined to engage in the transactions contemplated hereby, pursuant to which (i) Bern will be merged with and into Prime Acquisition Subsidiary (the "Merger"), with Prime Acquisition Subsidiary surviving the Merger and (ii) subject to Section 1.7 hereof, each issued and outstanding share of the capital stock of Bern, no par value per share (the "Bern Shares"), will be converted into 4,100,000 shares of the common stock, par value $.01 per share, of Prime ("Prime Stock"), all upon the terms and subject to the conditions set forth herein.

     B. The Board of Directors of Prime has approved the Merger and this Agreement and the issuance of Prime Stock in connection therewith.

     C. The Board of Directors of Prime Acquisition Subsidiary has approved this Agreement and the Merger.

     D. The Board of Directors and stockholders of 100% of the Bern Shares have approved this Agreement and the Merger.

     NOW, THEREFORE, in consideration of the premises, the representations, warranties and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

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                                   ARTICLE I.

                                   THE MERGER

     Section 1.1. The Merger. At the Effective Time and subject to and upon the terms of this Agreement, Bern shall be merged with and into Prime Acquisition Subsidiary, all in accordance with the provisions of the General Corporation Law of the State of Delaware (the "GCL"). Following the Merger, Prime Acquisition Subsidiary shall continue as the surviving corporation and will change its name to "Bern ________________" or such other name as shall be mutually acceptable to Prime and Bern ("Surviving Corporation") and the separate corporate existence of each of Prime Acquisition Subsidiary and Bern (collectively, the "Constituent Corporations") shall cease.

     Section 1.2. Closing and Effective Time.

     (a) Subject to the provisions of Article VII hereof, the closing (the "Closing") of the Merger shall take place at 10:00 a.m., New York time, at the offices of Tenzer Greenblatt LLP, 405 Lexington Avenue, New York, New York 10174, no later than the second Business Day after satisfaction of the latest to occur of the conditions set forth in Article VII hereof (other than the delivery of the officers' certificates and opinions referred to therein which are to be delivered on the date of the Closing, and other than any conditions which are waived in accordance with said Article) or such other time, place or date as Prime and Bern may mutually agree. Failure to consummate the transactions provided for in this Agreement on the date and time selected pursuant to this
Section 1.2(a) shall not, except as permitted by Article VIII hereof, result in the termination of this Agreement and shall not relieve any party to this Agreement of any obligation hereunder.

     (b) The Merger shall become effective at the time specified as the effective time in the Certificate of Merger, substantially in the form of
Exhibit 1.2 hereof (the "Certificate of Merger"). The Certificate of Merger shall be filed with the Secretaries of State of each of the State of Delaware and the State of New Jersey in accordance with the provisions of the GCL and the New Jersey Business Corporation Act ("BCA"), respectively, at the time of the Closing (the date and time when the Merger shall become effective being the "Effective Time").

     Section 1.3. Effects of the Merger. The separate corporate existence of Prime Acquisition Subsidiary, with all its respective purposes, objects, rights, privileges, powers, certificates and franchises, shall continue unimpaired by the Merger. At the Effective Time, the separate corporate existence of Bern shall cease, and the Surviving Corporation shall succeed to all the properties and assets of the Constituent Corporations and to all debts and other interests due or belonging to the Constituent Corporations and shall be subject to, and

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responsible  for,  all the  debts,  liabilities  and  duties of the  Constituent
Corporations with the effects provided by the applicable provisions of the GCL.

     Section 1.4.  Certificate of Incorporation and By-laws.


     (a) The Certificate of Incorporation of Prime Acquisition Subsidiary in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with the provisions of the GCL.

     (b) The By-laws of Prime Acquisition Subsidiary as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until duly amended in accordance with applicable law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

     Section 1.5. Directors. The respective directors of Bern shall resign immediately prior to the Effective Time and the initial directors of the Surviving Corporation shall consist of five (5) members, as set forth in
Schedule 1.5 hereof, two (2) of which are appointed by Prime (the "Prime Designees") and two (2) of which are appointed by the Bern Owners (the "Bern Designees") and one (1) of which shall be appointed by the directors elected as aforesaid). Such directors shall hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, respectively, from the Effective Time until their respective successors are duly elected or appointed and qualified.

     Section 1.6. Officers. The officers of Bern shall resign immediately prior to the Effective Time and the initial officers of the Surviving Corporation shall be those individuals set forth in Schedule 1.6 hereof, and shall hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation from the Effective Time until their respective successors are duly elected or appointed and qualified.

     Section 1.7. Conversion of Stock.

     (a) Except as provided below and in Section 1.8 hereof, as of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Bern Shares, or the holders of any shares of common stock, $.01 par value per share, of Prime Acquisition Subsidiary (the "Acquisition Subsidiary Stock") or the holders of Prime Stock, each Bern Share outstanding immediately prior to the Effective Time shall be converted at the Effective Time into the right to receive from Prime 10,250 fully-paid, validly issued and non-assessable shares of Prime Stock (the "Exchange Ratio"). As of and after the Effective Time, no holder of any certificate that immediately before the Effective Time represented Bern Shares shall have any rights as a holder of Bern Shares, other than to receive the consideration specified in this Section 1.7 in accordance with the terms hereof.

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     (b) If  between  the  date of this  Agreement  and the  Effective  Time the outstanding Bern Shares or Prime Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination, exchange of shares or the like, the Exchange Ratio and the number of shares of Prime Stock to be issued in the Merger shall be correspondingly adjusted.

     Section 1.8. Cancellation of Stock. At the Effective Time, all Bern Shares that are owned directly or indirectly by Bern as treasury stock, shall be canceled without any consideration being payable therefor.

     Section 1.9. Exchange of Certificates.

     (a) As soon as practicable after the Effective Time, Prime shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Bern Shares (a "Bern Certificate") a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificate will pass, only upon delivery of the Bern Certificate to Prime) and instructions for use in effecting the surrender of the Bern Certificate in exchange for the consideration specified in Section 1.7. Lost Bern Certificates shall be treated in accordance with the existing By-laws of Bern. Upon surrender of a Bern Certificate for cancellation to Prime, together with such letter of transmittal, duly executed, the holder of such Bern Certificate shall be entitled to receive in exchange therefor from Prime a certificate for the number of whole shares of Prime Stock to which the holder of Bern Shares is entitled pursuant to Section 1.7 hereof (and an amount in cash in lieu of any fractional share of Prime Stock in accordance with Section 1.10 hereof) and, subject to the provisions of the Escrow Agreement (as defined in Section 1.11 hereof), Prime shall issue and deliver such certificates, and pay such cash, to the holder of each such Bern Certificate at the address specified at the address specified in such letter of transmittal. The Bern Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Bern Shares which is not registered in the transfer records of Bern, Prime Stock may be delivered to a transferee if the Bern Certificate representing such Bern Shares is presented to Prime and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid and that such transfer has been made in accordance with all applicable Federal and state securities laws. Until surrendered as contemplated by this Section 1.9(a), each Bern Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender such whole number of shares of Prime Stock (and cash in lieu of fractional shares) as provided by
Section 1.7 and the provisions of the GCL.

     (b) No dividends or other distributions declared or made after the Effective Time on the Prime Stock shall be paid to the holder of any unsurrendered Bern Certificate until the holder of record of such Bern Certificate shall surrender such Bern Certificate; provided, however, that upon surrender of a Bern Certificate, but subject to the effect, if any, of applicable escheat and other laws, there shall be paid to the holder of such Bern Certificate, without interest, the amount of dividends or distributions, if any, which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of Prime Stock represented by the Bern Certificate(s) issued upon such surrender.

     (c) All Prime Stock delivered upon the surrender for exchange of Bern Shares in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such Bern Shares. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of Bern of the Bern Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Bern Certificates are presented for any reason, they shall be canceled and exchanged as provided in this Section 1.9.

     Section 1.10. Fractional Shares. No certificate or scrip representing fractional shares of Prime Stock shall be issued upon the surrender for exchange of Bern Certificates, and such fractional share interests will not entitle the owner thereof to vote or to enjoy any other rights of a stockholder of Prime. In lieu thereof, each holder of Bern Shares who would otherwise be entitled to a fraction of a share of Prime Stock (after aggregating all fractional shares of Prime Stock to be received by such holder) shall receive from Prime, at Prime's option, either (i) an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (a) such fraction multiplied by (b) the average closing bid price as furnished by the National Association of Securities Dealers, Inc. through NASDAQ, the OTC Bulletin board or similar organization, for the five (5) consecutive trading days ending on and including the trading day immediately preceding the date of the Closing or (ii) one whole share of Prime Stock.

     Section 1.11. Escrow. Simultaneously with the exchange of certificates in accordance with Section 1.9 hereof, the Bern Owners shall deposit any Prime Stock received pursuant thereto with an Escrow Agent pursuant to that certain escrow agreement in the form annexed as Exhibit 1.11 hereto (the "Escrow Agreement").

                                   ARTICLE II.

                     REPRESENTATIONS AND WARRANTIES OF BERN

     Except as set forth (by reference to the applicable Section of this Agreement) in the disclosure schedule previously delivered by Bern to Prime (the "Bern Disclosure Schedule"), a copy of which is attached hereto as Exhibit 2, each of Bern and each Bern Owner hereby represents and warrants to Prime and Prime Acquisition Subsidiary as follows:

     Section 2.1. Organization, Etc.

     (a) Bern is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has all requisite corporate power and corporate authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Bern is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect, all of which jurisdictions are set forth on the Bern Disclosure Schedule. Bern has heretofore delivered to Prime true and correct copies of its Certificate of Incorporation, By-laws and to the extent applicable, certificates of authority as in effect on the date hereof. Bern has all requisite corporate power and corporate authority to enter into this Agreement and each of the other agreements contemplated hereby, to carry out its obligations under this Agreement and each of the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby.

     Section 2.2. Subsidiaries. Bern does not own any of its assets, or conduct any of its business or operations, through, nor have any interest in, any other corporation, partnership, joint venture or other entity. No Bern Owner has any ownership interest, direct or indirect, of record or beneficially, in any corporation, partnership, joint venture or other entity engaged in the business of providing internet services to telephone companies (excepting less than 2% stock holdings for investment purposes in securities of publicly held and traded companies).

     Section 2.3. Capitalization.

     (a) The authorized, issued and outstanding capital stock of Bern is set forth in the Bern Disclosure Schedule, all of which Bern Shares are owned of record and, to the best knowledge of Bern, beneficially, by the Bern Owners and in the amounts set forth in the Bern Disclosure Schedule. There are no Bern Shares held by Bern as treasury shares. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the authorized capital stock of Bern are as set forth in Bern's Certificate of Incorporation. All outstanding shares of capital stock of Bern have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in compliance with all applicable Federal and state securities laws. None of the outstanding Bern Shares has been issued in violation of any preemptive rights, rights of first refusal or similar rights. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character to which Bern is a party or by which Bern is bound, obligating Bern to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of capital stock of Bern or any

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securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. There are no outstanding obligations, contingent or other, of Bern to purchase, redeem or otherwise acquire any capital stock of Bern. There are no voting trust agreements or other
contracts,  agreements,  arrangements,   commitments,  plans  or  understandings
restricting or otherwise relating to voting, dividend or other rights with respect to the capital stock of Bern.

     (b) The Bern Owners have good and marketable title to all of the issued and outstanding shares of Bern Stock, free and clear of any and all liens, adverse claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever (except for federal and state securities law restrictions of general applicability), and at the date of the Closing will own all of such Bern Shares, free and clear of any and all liens, adverse claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever (except for federal and state securities law restrictions of general applicability), including, but not limited to, any claims by any present or former stockholders of Bern.

     Section 2.4. Authorization. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance by Bern of its obligations hereunder, have been duly authorized by all necessary corporate action on the part of Bern, including the unanimous consent of its board of directors and the written consent of its stockholders. Each Bern Owner is an individual having all necessary capacity, power and authority to execute and deliver this Agreement and such other agreements to be executed by any of them pursuant hereto (collectively, the "Bern Owner Documents") and to consummate the transactions contemplated hereby and thereby. This Agreement is, and when duly executed and delivered by Bern and the Bern Owners, each of the other agreements to be delivered by any of them pursuant hereto will be (assuming that this Agreement constitutes the legal, valid and binding obligation of Prime and Prime Acquisition Subsidiary), the legal, valid and binding obligation of Bern and the Bern Owners, enforceable against Bern and the Bern Owners in accordance with their respective terms, except as the same may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or law.

     Section 2.5. No Violation. Neither the execution and delivery of this Agreement by Bern nor the consummation by Bern of the transactions contemplated hereby, and compliance with the terms hereof, will (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of the Certificate of Incorporation or By-laws of Bern; (b) conflict with, or result in any violation of or default or loss of any material benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which Bern is a party or to which any of its properties is subject; (c) conflict with, or result in a breach or violation of or default or loss of any material benefit under, or accelerate the performance required by, the terms of any agreement, contract, indenture or other instrument to which Bern is a party or to which any of its properties is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a default or loss of any right thereunder or the creation of any lien, charge or encumbrance upon any of the assets or properties of Bern; or (d) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any material License.

     Section 2.6. Approvals. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Bern and the Bern Owners will not require the consent, approval, order or authorization of any
Governmental Entity or Regulatory Authority or any other Person under any statute, law, rule, regulation, License, agreement, indenture or other instrument to which Bern is a party or to which any of its properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required or advisable by Bern or the Bern Owners in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the performance by Bern of its obligations hereunder, other than the filing of the Certificate of Merger as required by the GCL.

     Section 2.7. Financial Statements and Other Information.

     (a) Attached as Exhibit 2.7(a) is (i) true, correct and complete copies of the unaudited balance sheet of Bern as of December 31, 1995 (the "Balance Sheet Date"), and the related statements of operations, and statements of retained earnings and cash flows for the fiscal year then ended (the "Unaudited Financial Statements") and (ii) true, correct and complete copies of the unaudited balance sheets of Bern and the related statement of operations, and statement of retained earnings and cash flows for the four (4) month period ended March 31, 1996 (the "Interim Financial Statements"). The Unaudited Financial Statements and Interim Financial Statements were compiled and prepared by management in conformity with Bern's internal accounting procedures, which do not differ from generally accepted accounting principles ("GAAP"), except for the absence of auditor's notes; and fairly present the financial position of Bern as at the dates thereof and its results of operations for the periods indicated, subject to normal recurring adjustments and the inclusion of notes which might be required as a result of year-end audit.

     (b) Bern will, prior to the Closing, deliver to Prime and Prime Acquisition Subsidiary (a) its financial statements consisting of the audited balance sheet for the year ended May 31, 1996, and the related statements of income, stockholders' equity and cash flows for the year ended on such date, certified without qualification by BDO Seidman, independent certified public accountants (the "Audited Financial Statements"). The Audited Financial Statements, when prepared, shall be in accordance with the books and records of Bern (which are complete and correct, have been maintained in accordance with good


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




business practices, and accurately reflect the basis for the financial conditions of Bern as set forth in the Audited Financial Statements) and shall be prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered thereby (except as otherwise indicated in the notes thereto) and Regulation S-X under the Securities Act, and the balance sheets included therein present fairly as of their respective dates the financial condition of Bern. All material liabilities and obligations, whether absolute, accrued, contingent or otherwise, whether direct or indirect, and whether due or to become due, which existed at the date of such Audited Financial Statements, shall be disclosed in the balance sheets included in the Audited Financial Statements or in notes to the Financial Statements. The statements of operations, and statements of retained earnings and cash flows included in the Audited Financial Statements, when prepared, shall present fairly the results of operations, retained earnings and cash flows of Bern for the periods indicated, and the notes included in such Audited Financial Statements shall present fairly the information purported to be shown thereby. The statements of operations included in the Audited Financial Statements, when prepared, shall not contain any items of special or non-recurring income or other income not earned in the ordinary course of business except as expressly specified therein.

     (c) The accounts receivable of all kinds of Bern, net of the allowance for doubtful accounts applicable thereto (which allowance is established on a basis consistent with Bern's prior practices) included in the latest balance sheets included in the Audited Financial Statements, are collectible in full over the period of usual trade terms (by use of Bern's normal collection methods), and there do not exist any defenses, counterclaims and set-offs which would materially adversely affect such receivables, and all such receivables are actual and bona fide receivables representing obligations for the total dollar amount thereof shown on the books of Berm. Bern has fully performed all obligations with respect thereto which they were obligated to perform to the date hereof. [Bern has delivered to Prime an aging schedule for the accounts receivable as of December 31, 1995.]

     (d) The inventories reflected on the Unaudited Financial Statements and Interim Financial Statements and, when prepared, the Audited Financial Statements, and to the extent thereafter added, consist of items of a quality and quantity usable or saleable in the ordinary course of business, except for obsolete materials, slow-moving items, materials of below standard quality and not readily marketable items, all of which have been written down to net realizable value or adequately reserved against on the books and records of Bern. All inventories are stated at the lower of cost or market in accordance with generally accepted accounting principles.

     Section 2.8. Events Subsequent to the Balance Sheet Date.

     (a) Since the Balance Sheet Date, there has been no Material Adverse Change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the

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results  of  operations  or  prospects,  of Bern,  whether  as a  result  of any legislative or regulatory change, revocation of any License or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or otherwise, and, to the best knowledge of Bern, no fact or condition exists or is contemplated or threatened which could reasonably be anticipated to cause such a change in the future.

     (b) Since the Balance Sheet Date, Bern has not (a) issued any stock, bond or other corporate or partnership security (including without limitation securities convertible into or rights to acquire capital stock of Bern); (b) borrowed any amount or incurred or become subject to any liability (absolute, accrued or contingent), except current liabilities incurred and liabilities under contracts entered into, all of which were in the ordinary course of business; (c) discharged or satisfied any lien or encumbrance or incurred or paid any obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the most recent balance sheet included in the Audited Financial Statements and current liabilities incurred since the Balance Sheet Date in the ordinary course of business; (d) declared or made any payment or distribution (whether in cash, securities, other property or any combination thereof) on or in respect of the capital stock of Bern or purchased or redeemed any shares of its capital stock or other securities; (e) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, (f) sold, assigned or transferred any of its tangible assets except in the ordinary course of business, or canceled any debt or claim; (g) sold, assigned, transferred or granted any license with respect to any trademark, trade name, service mark, copyright, trade secret or other intangible asset; (h) suffered any loss of property or waived any right of substantial value whether or not in the ordinary course of business; (i) suffered any Material Adverse Change in its relations with, or any loss or threatened loss of, any of its Suppliers disclosed pursuant to Section 2.21; (j)(i) granted any severance or termination pay to any of its directors, officers, partners or employees, (ii) entered into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) or arrangement with any of its directors, officers, partners or employees, (iii) increased any benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) increased the compensation, bonus or other benefits payable to any of its directors, officers, partners or employees; (k) made any change in the manner of its business or operations; (l) except for modifying its fiscal year from a calendar year to a May 31 fiscal year in conformity with Prime, made any change in any method of accounting or accounting practice; (m) written off as uncollectible any accounts or notes receivable in excess of reserves; (n) entered into any transaction except in the ordinary course of business or as otherwise contemplated hereby; or (o) entered into any commitment (contingent or otherwise) to do any of the foregoing.

     Section 2.9. No Undisclosed Liabilities. There are no liabilities of Bern of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, determined or determinable or otherwise, and, to the best knowledge of Bern, no existing condition, situation or set of circumstances that could reasonably result in such a liability, other than (i) liabilities disclosed in the Audited Financial Statements, and (ii) liabilities which have arisen after the Balance Sheet Date in the ordinary course of business and consistent with past practice (none of which is a liability for breach of contract, breach of warranty, tort, infringement claim or lawsuit) and none of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no claims for indemnification by any Person against Bern under any law or agreement or pursuant to the Certificate of Incorporation or By-laws or the organizational documents of Bern, and Bern is not aware of any facts or circumstances that might reasonably give rise to such a claim against Bern thereunder.

     Section 2.10. Corporate Action. All corporate action of the Board of Directors and of the stockholders of Bern taken on or prior to the date hereof has been duly authorized and adopted, ratified or confirmed in accordance with applicable law and the Certificate of Incorporation and By-laws of Bern and has been duly recorded in its corporate minute book (a true, correct and complete copy of which has been delivered to Prime).

     Section 2.11. Taxes. Attached as Exhibit 2.11 are true and accurate copies of all tax returns (including without limitation income, profit, franchise, sales and use, excise, severance, occupation, property, gross receipts, payroll and withholding tax returns and information returns), deposits and reports (all such returns, deposits and reports herein referred to collectively as "Tax Returns" or singularly as a "Tax Return") of or relating to any Federal, state, local or foreign or other governmental tax (all, together with any penalties, additions to tax, fines and interest thereon or related thereto, herein referred to collectively as "Taxes" or singularly as a "Tax") that are required to be filed or deposited (taking into account all extensions) for, by, on behalf of or with respect to Bern, including but not limited to those relating to the income, business, operations, transfer or property of Bern and those which include or should include Bern, and all such Tax Returns have been filed or deposited and all Taxes shown to be due and payable on such Tax Returns have been paid in full; all such Tax Returns and the information and data contained therein have been properly and accurately compiled and completed, fairly present the information purported to be shown therein and reflect all liabilities for Taxes for the periods covered by such Tax Returns; all Taxes imposed on Bern or for which Bern is or could be liable, whether to any Governmental Entity or to other Persons (as, for example, under tax allocation agreements), for all periods up to the Effective Time which are due and payable on or before the Effective Time have been or will be paid; none of such Tax Returns are now under audit or examination by any Federal, state, local or foreign or other Governmental Entity and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against Bern or with respect to any such Tax Return or any suits or other judicial or administrative actions, proceedings, investigations or claims now pending or, to the best of their knowledge, threatened against Bern with respect to any Tax;

the latest balance sheet included in the Audited Financial Statements reflects and includes adequate provisions for the payment in full of any and all Taxes for which Bern is or could be liable, whether to any Governmental Entity or to other Persons (as, for example, under tax allocation agreements), not yet due for any and all periods up to and including the date of such balance sheet; and all Taxes for periods beginning after the Balance Sheet Date through the Effective Time have been, or will be, paid when due or adequately reserved against on the books of Bern and an amount of cash equal to the amount of such reserve will have been set aside for the payment of such Taxes. There is no tax lien, whether imposed by any Federal, state, county, local or foreign taxing authority, outstanding against the assets, properties or business of Bern. All material elections and consents with respect to any Tax (or the computation thereof) affecting Bern as of the date hereof are set forth on the Bern Disclosure Schedule. After the date hereof, no election or consent with respect to any Tax (or the computation thereof) affecting Bern will be made without the prior written consent of Prime. Bern has not agreed to make or is required to make any adjustment under Section 481(a) of the Code, by reason of a change in accounting method or otherwise. Bern is not a party to any Tax sharing or allocation agreement. Bern has not been a member of an affiliated group filing a consolidated Federal income tax return or has any liability for Taxes under Treas. Reg. ss. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

     Section 2.12. Litigation. There are no claims, actions, suits, proceedings or, to the best knowledge of its executive officers, investigations pending or, to the best knowledge of its executive officers, threatened against Bern, or any of its properties or rights, before any Governmental Entity or arbitrator, domestic or foreign. As of the date hereof, neither it nor any of its respective properties is subject to any order, writ, judgment, injunction, decree, determination or award.

     Section 2.13. Compliance with Laws; Environmental Matters.

     (a) Bern is in compliance with all applicable laws, rules or regulations (other than Environmental Laws which are subject to Section 2.13(b) below, Real Property Laws which are subject to Section 2.14 hereof, and ERISA which is subject to Section 2.16 hereof) relating to or affecting the operation, conduct or ownership of its properties or business, except for violations that individually or in the aggregate would not and, insofar as may reasonably be foreseen, in the future will not, have a Material Adverse Effect. Neither Bern nor, to the best knowledge of Bern, any director, officer, consultant or employee of Bern (in their capacity as such), is in default with respect to any order, writ, injunction or decree known to or served upon Bern by any Governmental Entity or Regulatory Authority, which default would, individually or in the aggregate, have a Material Adverse Effect. To the best knowledge of Bern and the Bern Owners, there is no existing law, rule, regulation or order, whether Federal, state or local, which would prohibit or materially restrict Bern from, or otherwise materially adversely affect Bern in, conducting its business in any jurisdiction in which it is now conducting business or in which it currently proposes to conduct business.

     (b) (i) Specifically, without limiting the representations contained in subsection (a) hereof, no permits, licenses and other authorizations are required of Bern to conduct its businesses under any Federal, state, county and local statute, law, regulation, ordinance, rule, judgment, order, decree, concession, grant, franchise, agreement or governmental restriction relating to the environment or the general treatment, storage, recycling, transportation, release or disposal of any Hazardous Materials (as defined below) into the environment (collectively, "Environmental Laws"). Bern is in compliance in all material respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any Environmental Law applicable to it in connection with the conduct of its business or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved under any Environmental Law. In addition, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of Bern and the Bern Owners, threatened by any Federal, regional, state, county or local government or any executive, legislative, judicial, regulatory or administrative entity, or other Governmental Entity with respect to any alleged failure by Bern to have any permit, license or authorization required in connection with the generation, treatment, storage, recycling, transportation, release or disposal of any pollutant, toxic or hazardous material, hazardous substance, hazardous constituent or waste of any kind as defined under any Environmental Laws (collectively "Hazardous Materials") generated by or relating to Bern or any of its properties (or any predecessor to any of the businesses or assets of Bern with respect to such businesses or assets) whether or not occurring at or on property owned, leased or operated by Bern. Bern does not have, and its properties are not subject to, any material liability, contingent or otherwise, arising out of or resulting from the release, leakage, pouring, emission, emptying, injection, pumping, escaping, leaching, dumping, discharge, spillage, storage, burying or other disposal, whether on its own premises or through other Persons, of any Hazardous Materials. There are no material citations, fines or penalties heretofore assessed against Bern or with respect to any of its property under any Federal, state or local law that remain unpaid, nor has Bern received any notices or any other material communications from the Environmental Protection Agency, the Occupational Safety and Health Administration or any other Regulatory Agency or other Governmental Entity with respect to any violations or alleged violations of any Federal, state or local law, regulation, directive, guidance or agency policy which have not been remedied prior to the date hereof.

     (ii) To the best knowledge of Bern, (a) there are no Hazardous Substances (as such term is defined in the Comprehensive Environment Response, Compensation and Liability Act of 1980 ("CERCLA") and equivalent state laws) upon, beneath or migrating or threatening to migrate to or from the Real Property and (b) there are no underground storage tanks for Hazardous Substances, active or abandoned, at any property now or previously owned or leased by Bern with respect to its business.

     (iii) There are no encumbrances in favor of any Governmental Entity for (A) any liability under Environmental Laws or (B) damages arising from or costs incurred by such Governmental Entity in response to a release or threatened release of Hazardous Substances into the environment (collectively, "Environmental Encumbrances") arising under or pursuant to any Environmental Laws, and, no governmental actions have been taken or, to the best knowledge of Bern, are threatened which could reasonably be anticipated to subject the business of Bern to such Environmental Encumbrances and Bern is not required to place any notice or restriction relating to the presence of Hazardous Substances at any facility owned or managed by Bern in any deed to such property.

     Section 2.14. Properties, Title and Related Matters.

     (a) Bern does not own any real property. The Bern Disclosure Schedule identified each of the properties in which Bern holds all or a portion of a leasehold estate in the property (the "Leased Property").

     (b) Each lease agreement under which Bern is either lessor or lessee is a valid, subsisting and enforceable lease and, there has been no material default under any such lease by Bern, or to the best knowledge of Bern, by any other party thereto, or any event which, with the lapse of time or notice or both, might result in a default or loss of any material right thereunder. Bern's occupation, possession and use of any Leased Property has not been disturbed and no claim has been asserted or, to the best knowledge of Bern, threatened, adverse to their respective rights to the continued occupation, possession and use of the Leased Property, as currently utilized and as presently contemplated to be utilized.

     (c) The use and operation of the Leased Property is lawful and in full compliance with all use statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards and restrictions, including without limitation, zoning, land use, construction and safety laws and access thereto by the handicapped (collectively, the "Real Property Laws") of every Governmental Entity having jurisdiction over such Leased Property. Effective as of the Closing, the Surviving Corporation shall have the right under all Real Property Laws to continue the use and operation of the Leased Property for its current uses in the operation of the business of Bern. Bern has not received any notice of any violation of or investigation regarding any Real Property Laws.

     Section 2.15. Personal Property. All tangible personal property of Bern which is utilized in the operation of the business of Bern or is material to the condition (financial or otherwise) of Bern is owned by Bern free and clear of all lien and encumbrances and in good operating condition and repair, reasonable wear and tear excepted, and is suitable for use in the ordinary conduct of the business of Bern, and no maintenance, repair or replacement has knowingly been deferred, which deferral has had, or could have a Material Adverse Effect on the business or operations of Bern.

     Section 2.16. Contracts.

     (a) Bern has no written or oral contract, obligation, commitment or quote outstanding of any nature (other than obligations involving annual payments of less than $[25,000] individually), including without limitation the following:

          (i) Employment, bonus, severance or consulting agreements, retirement, stock bonus, stock option, or similar plans;

          (ii) Loan or other agreements, notes, indentures, or instruments relatingto or evidencing indebtedness for borrowed money or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the assets of Bern or any agreement or instrument evidencing any guaranty by Bern of payment or performance by any other Person;

          (iii) Any contract or series of contracts with the same person for the furnishing or purchase of equipment, goods or services;

          (iv) Any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which Bern is a party or by which any of them is bound;

          (v) Agreements which would, after the Closing Date, limit the freedom of Prime or the Surviving Corporation to compete in any line of business or in any geographic area or with any Person;

          (vi) Agreements providing for disposition of the assets, businesses or a direct or indirect ownership interest in Bern;

          (vii) Any lease under which Bern is either lessor or lessee;

          (viii) Any contract, commitment or arrangement not made in the ordinary course of business of Bern, including without limitation, any powers-of-attorney giving any Person authority to act on behalf of Bern;

          (ix) Any contract or series of contracts, commitments or arrangement relating to the provision of goods or services for Bern by any Person who is related to, or an Affiliate of, Bern or any officer, director, partner or stockholder of Bern, and any contract or series of contracts, commitments or arrangement relating to the provision of goods or services for Bern by any Person the terms of which were not determined on an arms' length basis; and

          (x) Agreements with any Governmental Entity.

True and correct copies of all contracts, agreements, arrangements and similar instruments set forth on the Bern Disclosure Schedule have been provided to Prime. Each contract, agreement, arrangement, plan, lease, license or similar instrument to which Bern is a party, whether or not listed on the Bern Disclosure Schedule (collectively, the "Bern Contracts"), is a valid and binding obligation of Bern and, to the best knowledge of Bern and the Bern Owners, the other parties thereto, enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law), and is in full force and effect. Neither Bern nor, to the best knowledge of Bern and the Bern Owners, any other party thereto has breached any material provision of, nor is in default in any material respect under the terms of (and, to the best of Bern's knowledge, no condition exists which, with the passage of time, the giving of notice, or both, would result in a material default under the terms of), any of the Bern Contracts.

     (b) The continuation, validity and effectiveness of all such Bern Contracts under the current material terms thereof will in no way be affected by the Merger or the other transactions contemplated hereby and each of such Bern Contracts is fully assignable without the consent, approval, order or any waiver by, or any other action of or with any Person which will not be obtained before the Closing, without the payment of any penalty, the incurrence of any additional debt, liability or obligation of any nature whatsoever or the change of any term. There are no negotiations pending or in progress to revise any material term of any such Bern Contract.

     Section 2.17. Employee and Labor Matters and Plans.

     (a) The Bern Disclosure Schedule lists each of the following plans, contracts, policies and arrangements which is or, prior to the date hereof, was sponsored, maintained or contributed to by, or otherwise binding upon, Bern or, in the case of an "employee pension plan" (as defined in Section 3(2) of ERISA), an ERISA Affiliate for the benefit of any current or former employee, director or other personnel (including any such plan, contract, policy or arrangement approved or adopted before, but effective on or after, the date of this Agreement): (i) any "employee benefit plan," as such term is defined in Section 3(3) of

ERISA, whether or not subject to the provisions of ERISA; (ii) any personnel policy; and (iii) any other employment, consulting, collective bargaining, stock option, stock bonus, stock purchase, phantom stock, incentive, bonus, deferred compensation, retirement, severance, vacation, dependent care, employee assistance, fringe benefit, medical, dental, sick leave, death benefit, golden parachute or other compensatory plan, contract, policy or arrangement which is not an employee benefit plan as defined in Section 3(3) of ERISA (each such plan, contract, policy and arrangement being herein referred to as an "Employee Plan").

     (b) With respect to each Employee Plan, Bern has delivered to Prime true and complete copies of (i) each contract, plan document, policy statement, summary plan description and other written material governing or describing the Employee Plan and/or any related funding arrangements (including without limitation any related trust agreement or insurance company contract) or, if there are no such written materials, a summary description of the Employee Plan; and (ii), where applicable, (1) the last two annual reports (5500 series) filed with the IRS or the Department of Labor; (2) the most recent balance sheet and financial statement; (3) the most recent actuarial report or valuation statement; (4) the most recent determination letter issued by the IRS, as well as any other determination letter, private letter ruling, opinion letter or prohibited transaction exemption issued by the IRS or the Department of Labor within the last six years and any application therefor which is currently pending; and (5) the last PBGC-1 filed with the PBGC.

     (c) Each Employee Plan has been maintained and administered in accordance with its terms and in substantial compliance with the provisions of applicable law, including without limitation applicable disclosure, reporting, funding and fiduciary requirements imposed by ERISA and/or the Code. All contributions, insurance premiums, benefits and other payments required to be made to or under each Employee Plan have been made timely and in accordance with the governing documents and in substantial compliance with applicable law. With respect to each Employee Plan, (i) no application, proceeding or other matter is pending before the IRS, the Department of Labor, PBGC or any other governmental agency;
(ii) no action, suit, proceeding or claim (other than routine claims for benefits) is pending or threatened; and (iii) to the knowledge of Bern, no facts exist which could give rise to an action, suit, proceeding or claim which, if asserted, could result in a material liability or expense to Bern or the plan assets.

     (d) There is no Employee Plan with respect to Bern which is an "employee benefit plan" within the meaning of Section 3(3) of ERISA, which is a "plan" within the meaning of Section 4975(e) of the Code or which is an employee pension plan within the meaning of Section 3(2) of ERISA.

     (e) No Employee Plan listed on the Bern Disclosure Schedule is a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (f) Bern and its respective ERISA Affiliates have complied in all material respects with the provisions of Section 4980(B) of the Code with respect to any Employee Plan or benefit arrangement which is a group health plan within the meaning of Section 5001(b)(1) of the Code. Bern does not maintain, contribute to, or is obligated under any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services. Except as set forth in the Bern Disclosure Schedule, Bern has reserved the right to unilaterally terminate and/or amend each Employee Plan at any time.

     (g) The consummation of the transactions contemplated by this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Plan.

     (h) The Bern Disclosure Schedule sets forth a complete and accurate list showing the names, titles, length of employment or service, the rate of compensation (and the portions thereof attributable to salary and bonuses, respectively), fringe benefits, and the amount of accrued bonuses, vacation, sick leave, maternity leave and other leave of all current officers of Bern or any ERISA Affiliate and of all employees of or consultants to Bern or any ERISA Affiliate that received, for the year ended December 31, 1995, or are expected to receive, during the year ending December 31, 1996, annual base salary or other compensation in excess of $50,000. Except as set forth on the Bern Disclosure Schedule, none of such personnel is a party or subject to any oral or written employment, bonus, pension, profit-sharing, deferred compensation, percentage compensation, employee benefit (including without limitation medical disability, life insurance and other welfare benefit plans), incentive, pension or retirement plans, fringe benefit or termination or severance agreements, plans or commitments. Bern is not in default with respect to any of the foregoing obligations. Bern is not in default with respect to any withholding or other employment taxes or payments with respect to accrued vacation or severance pay on behalf of any employee for which it is obligated on the date hereof and will maintain and continue to make all such necessary payments or adjustments arising through the Effective Time. Except as set forth on the Bern Disclosure Schedule, there are no covenants, agreements or restrictions to which Bern or any ERISA Affiliate is a party, including but not limited to employee noncompete agreements, prohibiting, limiting or in any way restricting any officer or employee listed on the Bern Disclosure Schedule from engaging in any types of business activity in any location. To the best knowledge of Bern, no officer or employee listed on the Bern Disclosure Schedule, and no group of Bern's or any ERISA Affiliate's employees, has any plans to terminate their employment. There has not been, and Bern does not anticipate, any adverse change in relations with employees as a result of the announcement of the transactions contemplated by this Agreement. Neither Bern nor any ERISA Affiliate has instituted any "freeze" of, or delayed or deferred the grant of, any cost-of-living or other salary adjustments for any of its employees.

     (i) There have been no audits of the equal employment opportunity practices of Bern and, to the best knowledge of Bern and the Bern Owners, no basis for any violation of equal employment opportunity practices. No representation question exists respecting the employees of Bern and no collective bargaining agreement is currently being negotiated by Bern. Bern has not received notice from any union or employees setting forth demands for representation, elections or for present or future changes in wages, terms of employment or working conditions.

     (j) The Bern Disclosure Schedule sets forth all outstanding loans and other advances (other than travel advances in the ordinary course of business which do not exceed $1,000 per individual) made by Bern to any of its officers, directors, employees, stockholders, partners or consultants.

     Section 2.18. Insurance Policies. The Bern Disclosure Schedule contains a correct and complete description of all insurance policies of Bern covering Bern and its respective employees, agents and assets. Each such policy is in full force and effect, is with responsible insurance carriers and, to the best knowledge of Bern, is adequate in coverage and amount to insure fully against risks to which Bern and its employees, businesses, properties and other assets may be exposed in the operation of its business. All premiums with respect to such insurance policies have been paid on a timely basis, and no notice of cancellation or termination has been received with respect to any such policy. Bern has not failed to give any notice or present any claim thereunder in due and timely fashion. There are no pending claims against such insurance by Bern as to which the insurers have denied coverage or otherwise reserved rights. Bern has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance since the date it commenced operations.

     Section 2.19. Records. Bern has records that accurately and validly reflect its transactions and accounting controls sufficient to insure that such transactions are (i) in all material respects executed in accordance with management's general or specific authorization and (ii) recorded in conformity with generally accepted accounting principles.

     Section 2.20. Brokerage Fees. Neither Bern nor any of its Affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby or any transaction of like nature that would be required to be paid by Bern.

     Section 2.21. Suppliers and Providers of Services.

     (a) The Bern Disclosure Schedule lists all suppliers of goods to, and providers of services to, Bern (collectively, "Suppliers") to which Bern made payments during the fiscal year ended December 31, 1995, or expects to make payments during the year ending December 31, 1996, in excess of five percent (5%) of Bern's operating expenses as reflected on its statement of operations for such year.

     (b) Neither Bern nor the Bern Owners has information which might reasonably indicate that any of the Suppliers listed on the Bern Disclosure Schedule have any disputes with Bern and its business or intend to cease selling or rendering services to, or dealing with, Bern on substantially the same basis as of the date hereof, nor has any information been brought to their attention which might reasonably lead them to believe any such Supplier intends to alter in any material respect the amount of sales or service or the extent of dealings with Bern, or would alter in any material respect the sales or service or dealings in the event of the consummation of the Merger. Neither Bern nor any Bern Owners has information which might reasonably indicate, nor has any information been brought to its attention which might reasonably lead them to believe, that any Supplier will not be able to fulfill outstanding or currently anticipated purchase orders placed by, or service obligations to, Bern.

     (c) Neither Bern nor, to the best knowledge of Bern or the Bern Owners, any of its officers or directors, partners or Affiliates (or their respective spouses, relatives or spouses' relatives), nor any entity controlled by one of more of the foregoing:

          (i) owns, directly or indirectly, any interest in (excepting less than 2% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee, partner or consultant of, any Person (1) which is, or is engaged in business as, a competitor, lessor, lessee or Supplier of Bern, or (2) which is engaged in any business similar to that conducted by Bern;

          (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that Bern uses in the conduct of business; or

          (iii) has any cause of action or other claim whatsoever against, or owes any amount to, Bern, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof.

            Section 2.22. Intellectual Property. The Bern Disclosure Schedule contains an accurate and complete list of all trade names, trademarks, software licenses, service marks, trademark registrations and applications, service mark registrations and applications, and copyright registrations and applications owned (in whole or in part), licensed to any extent or used or anticipated to be used by Bern in the conduct of its business, whether in the name of Bern, any employee or otherwise (collectively, the "Intellectual Property"). Bern either has full right, title and interest in and to, or possesses the right to use, the Intellectual Property used in the conduct of its business (including without limitation the exclusive right to use and license the same). Bern has acquired from the Bern Owners, consultants, employees and other third parties all rights (without the obligation for additional payments) to use, without restriction, all customized software (including billing communications software) utilized by Bern in implementing its products. Any item constituting part of the Intellectual Property in which Bern has an ownership or license interest has been, to the extent indicated on the Bern Disclosure Schedule, duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other Governmental Entities as are indicated on the Bern Disclosure Schedule and such other Governmental Entities as are indicated on the Bern Disclosure Schedule and such registrations, filing and issuances remain in full force and effect. No claim of infringement or misappropriation of trademarks, trade names, service marks, copyrights or trade secrets of any other Person has been made nor, to the best knowledge of Bern, threatened against Bern and, to the best knowledge of Bern, Bern is not infringing or misappropriating any trademarks, trade names, service marks, copyrights or trade secrets of any other Person. Without limiting any other provisions hereof, Bern has not granted any license, franchise or permit to any Person to use any of the Intellectual Property of Bern and no other Person has the right to use the same trademarks, service marks or trade names used by Bern or any similar trademarks, service marks or trade names likely to lead to confusion. No proceedings have been instituted, are pending, or are threatened which challenge the rights of Bern with respect to its Intellectual Property, if any, or its use thereof in connection with its business operations and, to the best knowledge of Bern and the Bern Owners, there is no valid basis for any such proceedings.

     Section 2.23. Licenses. Bern and its officers, directors, partners and employees possess all governmental registrations, certificates of need, consents, qualifications and accreditations and other material licenses, permits, authorizations and approvals that are required by every Federal, state and local Governmental Entity or Regulatory Authority for the conduct of the business of Bern and the use of its properties as presently conducted or used (collectively, "Licenses"). The Bern Disclosure Schedule contains a true and complete list of the Licenses, exclusive of any Licenses with respect to state or local sales, use or other Taxes. All of the Licenses are in full force and effect and no action or claim is pending nor, to the best knowledge of Bern, is threatened to revoke or terminate any License or declare any License invalid in any material respect. Neither Bern nor any of its officers, directors, or, to the best knowledge of Bern, employees is in default in any material respect under any of such Licenses and, to the best knowledge of Bern, no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder, which default could reasonably be expected to have a

Material Adverse Effect on the business or operations of Bern. There are no Federal, state and local governmental or judicial consents, orders, decrees and other compliance agreements relating to Bern or any of their respective assets or businesses under which Bern is operating or bound.

     Section 2.24. No Illegal or Improper Transactions. Neither Bern has, nor, to the best knowledge of Bern or the Bern Owners, have any of its directors, officers or employees, directly or indirectly, used funds or other assets of Bern, or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of Bern.

     Section 2.25. Restrictive Documents and Territorial Restrictions. Bern is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, judgment or decree, or to the best of its knowledge, law, rule, ordinance, regulation, order, or any other restriction of any kind or character, which materially adversely affects the business, prospects, operations or condition (financial or otherwise) of Bern or any of their respective assets or property, or which would prevent consummation of the transactions contemplated hereby, or the continued operation of Bern's business after the date hereof on substantially the same basis as heretofore operated or which would restrict the ability of Bern to acquire any property or conduct business in any area.

     Section 2.26. No Misleading Statements. This Agreement, the information and schedules referred to herein do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Bern or any Bern Owners which materially adversely affects or in the future may (so far as Bern or any Bern Owners can now reasonably foresee) materially adversely affect the business, condition (financial or otherwise), property or assets of Bern which has not been set forth herein.

                                  ARTICLE III.

                     REPRESENTATIONS AND WARRANTIES OF PRIME
                        AND PRIME ACQUISITION SUBSIDIARY

            Except as set forth (by reference to the applicable Section of this Agreement) in Prime's disclosure schedule previously delivered to the Company (the "Prime Disclosure Schedule"), a copy of which is attached hereto as Exhibit 3, each of Prime and Prime Acquisition Subsidiary hereby agrees and represents and warrants to Bern as follows:

     Section 3.1. Organization, Etc. Prime is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Prime Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. Each of Prime and Prime Acquisition Subsidiary is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the nature of its properties makes such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a Material Adverse Effect. Each of Prime and Prime Acquisition Subsidiary has heretofore delivered to Bern true and correct copies of its respective charter and Bylaws as in effect on the date hereof. Each of Prime and Prime Acquisition Subsidiary has all requisite corporate power and corporate authority to enter into this Agreement and each of the other agreements contemplated hereby, to carry out its respective obligations under this Agreement and each of the other agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby.

     Section 3.2. Capitalization.

     (a) The authorized capital stock of Prime consists of 20,000,000 shares of common stock, $.01 par value per share, of which 4,100,000 shares are issued and outstanding as of the date hereof and 5,000,000 shares of Preferred Stock, $.01 par value per share, no shares of which are issued and outstanding as of the date hereof. There are no shares of Prime Stock held as treasury shares. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of Prime are as set forth in Prime's Certificate of Incorporation, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. All outstanding shares of Prime Stock have been duly authorized and validly issued and are fully paid and non-assessable. All of the outstanding shares of Prime Stock were issued in compliance with all applicable Federal and state securities laws. None of the outstanding securities has been issued in violation of any preemptive rights, rights of first refusal or similar rights. Except as contemplated hereby and except as described in the Prime Disclosure Schedule, there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character to which Prime is a party or by which Prime is bound, obligating Prime to issue, deliver or sell, or cause to be issued, delivered or sold, contingently or otherwise, additional shares of capital stock of Prime or any securities or obligations convertible into or exchangeable for such shares or to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right or agreement. There are no outstanding obligations, contingent or other, of Prime to purchase, redeem or otherwise acquire any capital stock of Prime. Except as described in the Prime Disclosure Schedule, there are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans or understandings restricting or otherwise relating to voting, dividend, registration rights or other rights with respect to Prime's capital stock. Upon delivery of the certificates for the shares of Prime Stock to be issued in the Merger in accordance with the terms of this Agreement, such shares will be validly issued, fully paid and non-assessable.

     (b) The authorized capital stock of Prime Acquisition Subsidiary consists of 3,000 shares of common stock, $.01 par value, of which 100 shares are issued and outstanding and are owned beneficially and of record by Prime. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the authorized capital stock of Prime Acquisition Subsidiary are as set forth in Prime Acquisition Subsidiary's Certificate of Incorporation.

     Section 3.3. Authorization. The execution and delivery by Prime and Prime Acquisition Subsidiary of this Agreement, the consummation of the transactions contemplated hereby and the performance by Prime and Prime Acquisition Subsidiary of their respective obligations hereunder have been duly authorized by all necessary corporate action. This Agreement is, and when duly executed and delivered by Prime and Prime Acquisition Subsidiary each of the other agreements to be delivered by either or both of them pursuant hereto will be (assuming that this Agreement constitutes the legal, valid and binding obligation of Bern) the legal, valid and binding obligation of each of Prime and Prime Acquisition Subsidiary, enforceable against each of Prime and Prime Acquisition Subsidiary in accordance with their respective terms, except as the same may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or law.

     Section 3.4. Corporate Action. All corporate action of the Board of Directors and of the stockholders of each of Prime and Prime Acquisition Subsidiary taken on or prior to the date hereof has been duly authorized and adopted, ratified or confirmed in accordance with applicable law and the Certificates of Incorporation and By-laws of each of Prime and Prime Acquisition Subsidiary and have been duly recorded in their respective corporate minute book (a true, correct and complete copies of which have been delivered to Bern).

     Section 3.5. No Violation. The execution and delivery of this Agreement by each of Prime and Prime Acquisition Subsidiary do not, and the consummation by each of Prime and Prime Acquisition Subsidiary of the transactions contemplated hereby, and compliance with the terms hereof will not, (a) conflict with, or result in any violation of or default or loss of any benefit under, any provision of their respective Certificates of Incorporation or By-laws; (b) conflict with, or result in any violation of or default or loss of any benefit under, any permit, concession, grant, franchise, law, rule or regulation, or any judgment, decree or order of any court or other governmental agency or instrumentality to which Prime or Prime Acquisition Subsidiary is a party or to which any of their respective properties is subject; (c) conflict with, or result in a breach or violation of or default or loss of any benefit under, or accelerate the performance required by, the terms of any material agreement, contract, indenture or other instrument to which Prime or Prime Acquisition Subsidiary is a party or to which any of their respective properties is subject, or constitute a default or loss of any right thereunder or an event which, with the lapse of time or notice or both, might result in a material default or loss of any material right thereunder or the creation of any lien, charge or encumbrance upon any of the assets or properties of Prime or Prime Acquisition Subsidiary; or (d) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any material License.

     Section 3.6. Approvals. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Prime and Prime Acquisition Subsidiary will not require the consent, approval, order or authorization of any Governmental Entity or Regulatory Authority or any other Person (other than the Nasdaq Stock Market) under any statute, law, rule, regulation, permit, license, agreement, indenture or other instrument to which Prime or Prime Acquisition Subsidiary is a party or to which any of its properties are subject, and no declaration, filing or registration with any Governmental Entity or Regulatory Authority is required or advisable by Prime or Prime Acquisition Subsidiary in connection with the execution and delivery of this Agreement, the consummation by Prime and Prime Acquisition Subsidiary of the transactions contemplated hereby, the performance by each of Prime and Prime Acquisition Subsidiary of their respective obligations hereunder, other than (i) the filing of the Certificates of Merger as required by the GCL and the BCA,
(ii) compliance with any applicable requirements under the Exchange Act, the Securities Act and foreign and state securities and "blue sky" laws, and (iii) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain would not have a Material Adverse Effect, or would not materially adversely affect the ability of Bern, Prime or Prime Acquisition Subsidiary to consummate the Merger.

     Section 3.7. SEC Filings; Financial Statements.

     (a) Prime has delivered to Bern (i) its Annual Report on Form 10-K for the year ended May 31, 1995 (the "Prime 10-K") and (ii) its quarterly report on Form 10-Q for each of its fiscal quarters ended August 31, 1995, November 30, 1995 and February 29, 1996 (the "Prime 10-Qs"). Neither the Prime 10-K nor any of the Prime 10-Qs, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and all such filed documents (including the financial statements contained therein), as of their respective filing dates, complied as to form in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder.

     (b) The financial statements of Prime (including the related notes) included in the Prime 10-K and the Prime 10-Q fairly present the financial position of Prime and the results of operations and changes in financial condition as of the dates and periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein).

     (c) Since February 29, 1996, there has been (i) no Material Adverse Change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Prime or Prime Acquisition Subsidiary and (ii) no adverse change in the assets or liabilities or in the business or condition, financial or otherwise, of Prime or Prime Acquisition Subsidiary except in the ordinary course of business; and, to the best knowledge of Prime, no fact or condition exists or is contemplated or threatened which could reasonably be anticipated to cause such a change in the future.

     Section 3.8. Litigation. There are no claims, actions, suits, proceedings or, to the best knowledge of its executive officers, investigations pending or, to the best knowledge of its executive officers, threatened against it, or any of its properties or rights, before any Governmental Entity or arbitrator, domestic or foreign. As of the date hereof, neither it nor any of its respective properties is subject to any order, writ, judgment, injunction, decree, determination or award.

     Section 3.9. No Illegal or Improper Transactions. Neither Prime nor Prime Acquisition Subsidiary has, nor have any of their respective directors, officers or employees, directly or indirectly, used funds or other assets of Prime, or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of Prime.

     Section 3.10. No Misleading Statements. This Agreement, the information and schedules referred to herein and the information that has been furnished to Bern by Prime in connection with the transactions contemplated hereby do not include any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     Section 3.11. Brokerage Fees. Neither Prime, Prime Acquisition Subsidiary nor any of their respective Affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby or any transaction of like nature that would be required to be paid by Prime or Prime Acquisition Subsidiary.

                                   ARTICLE IV.

                                COVENANTS OF BERN

     Bern agrees that:

     Section 4.1. Conduct of Bern. From the date hereof until the Effective Time, Bern shall in all material respects conduct its business in the ordinary course and in a matter consistent with prior practices and in compliance with all applicable laws. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as contemplated hereby, without the prior written consent of Prime:

     (a) Bern will not adopt or propose any change in its Certificate of Incorporation or Bylaws, or enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement;

     (b) Except as contemplated by this Agreement or as previously approved by Prime in writing, Bern will not:

          (i) enter into any written contract, agreement, plan or arrangement covering any director, officer or employee of Bern that provides for the making of any payments, the acceleration of vesting of any benefit or right or any other entitlement contingent upon (A) the Merger or (B) the termination of employment after the Merger;

          (ii) enter into or amend any employment agreements (oral or written) to increase the compensation payable or to become payable by it to any of its employees or otherwise materially alter its employment relationship with, officers, directors or consultants over the amount payable as of the date hereof, or increase the compensation payable to any other employees, or adopt or amend any employee benefit plan or arrangement (oral or written); or

          (iii) loan or advance any money to any officer, director, employee, stockholder or consultant of Bern, other than travel advances in the ordinary course of business which do not exceed $1,000 at any time outstanding to any one person;

     (c) (i) Except as contemplated by this Agreement, Bern will not (1) purchase, acquire, issue, deliver, sell or authorize the issuance, delivery or sale of any stock appreciation rights or of any shares of its capital stock of any class or any securities convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, (2) make any changes in its capital structure or (3) enter into any agreement or understanding or take any preliminary action with respect to the matters referred to in clause (1) or (2) of this clause (i) of this paragraph
(c);

     (d) Bern will make reasonable commercial efforts to keep in full force and effect its existing insurance policies and will not modify or reduce the coverage thereunder;

     (e) Bern will not (i) pay any dividend or make any other distribution to holders of its capital stock, (ii) split, combine or reclassify any of its capital stock or propose or authorize the issuance of any other securities in respect of or in lieu of or in substitution for any shares of its capital stock,
(iii) repurchase, redeem or otherwise acquire any shares of its capital stock, or (iv) take any preliminary action with respect thereto;

     (f) Bern will not incur any indebtedness for borrowed money (including without limitation by way of guarantee or the issuance and sale of debt securities or rights to acquire debt securities), or incur any account payable except for short-term borrowings in the ordinary course of business consistent with past practice, or enter into or modify any contract, agreement, commitment or arrangement with respect to the foregoing;

     (g) Bern will not (i) sell, lease or otherwise dispose of any of its assets having a book or market value in excess of $10,000 in the aggregate or that are otherwise material, individually or in the aggregate, to the business, results of operations or financial condition of Bern or (ii) enter into, or consent to the entering into of, any agreement granting a preferential right to sell, lease or otherwise dispose of any of such assets;

     (h) Bern will not (i) enter into any new line of business; (ii) change its investment, liability management and other material policies in any material respect; (iii) incur or commit to any capital expenditures, obligations or liabilities in connection therewith other than capital expenditures, obligations or liabilities that are provided for, and do not exceed the projections set forth, in Bern's scheduled budget, as updated by the management or appropriate officers of Bern monthly (the "Budget"), which Budget shall be submitted to

Prime for its approval within five (5) business days of receipt by Prime (which approval shall not be unreasonably withheld) and which budget shall be submitted to Prime for approval as aforesaid at least five (5) business days prior to the commencement of the month for which the Budget applies; (iv) acquire or agree to acquire by merging or consolidating with, or acquire or agree to acquire by purchasing a substantial portion of the assets of, or in any other manner, any business or Person; (v) otherwise, except as to the acquisition of materials and supplies necessary for the conduct of its business in the ordinary course and consistent with past practice, acquire or agree to acquire during any month assets for a total consideration in the aggregate in excess of $50,000; or (vi) make any investment in any Person;

     (i) Except for changing to a May 31 fiscal year, Bern will not change its method of accounting in effect at December 31, 1995;

     (j) Bern will not settle or compromise, or agree to settle or compromise, any suit or other litigation matter or matter in an arbitration proceeding for any material amount; and

     (k) Bern will not agree or commit to do any of the foregoing.

     Section 4.2. Access to Records.

     (a) At all reasonable times from and after the date hereof until the Effective Time, Bern shall afford Prime and its accountants, counsel, financial advisors and other representatives full and complete access to the properties, employees and officers of Bern and to all books, accounts, financial and other records and contracts of every kind of Bern; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty given by Bern to Prime hereunder.

     (b) Bern shall also furnish to Prime: (i) no later than five (5) business days before the date of the applicable month period, its monthly Budget; (ii) as promptly as practicable following the end of each calendar month after the date hereof, balance sheets and related statements of operations, retained earnings and cash flows of Bern as of the end of such month (all such financial statements shall be covered by and conform to the representations and warranties set forth in Section 2.7 hereof and shall be included in the term "Interim Financial Statements" for purposes of this Agreement); (ii) on or prior to the Closing, a true, correct and complete copy of the Audited Financial Statements of Bern as at [May 31, 1996], and the related statements of operations, retained earnings and cash flows and the statements of operations for the three month period then ended, and (iii) all financial and operating data and other information concerning Bern's business, properties and personnel as Prime may request. Before the Effective Time, Bern will, as requested by Prime, make available on a regular and frequent basis the officers and other appropriate employees of Bern to cooperate fully with Prime and to discuss with representatives of Prime the condition, operations, business and prospects of Bern.

     Section 4.3. No Other Bids. Bern shall not, nor shall it authorize or permit any officer, director, partner or employee of, or any investment banker, attorney, accountant or other representative retained by, Bern to, (i)
entertain, encourage, solicit or initiate any inquiries or the making of any proposal that may reasonably be expected to lead to any "takeover proposal" or
(ii) participate in any discussions or negotiations, or provide third parties with any information, relating to any such inquiry or proposal. Bern shall immediately advise Prime of any such inquiries or proposals. As used in this
Section 4.3, "takeover proposal" shall mean any proposal for a merger or other Business Combination involving Bern or for the acquisition of a substantial equity interest in Bern or a substantial portion of the assets of Bern, in each case other than the transactions contemplated hereby, and "substantial equity interest" shall mean any equity ownership representing beneficial ownership of five percent or more of the outstanding Bern Shares.

            Section 4.4. Maintenance of Business. Bern will use its commercially reasonable efforts to carry on its businesses, keep available the services of its officers and employees and preserve its relationships with those of its Suppliers, licensors, licensees and others having business relationships with it that are material to its businesses in substantially the same manner as they have prior to the date hereof. If Bern becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any material Supplier, licensor, licensee or others having business relationships with it, Bern will promptly bring such information to the attention of Prime in writing.

            Section 4.5. Compliance with Obligations. Prior to the Effective Time, Bern shall comply with (a) all applicable Federal, state and local laws, rules and regulations, (b) all material agreements and obligations, including its Certificate of Incorporation and Bylaws, by which it, its properties or its assets may be bound, and (c) all Licenses, decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to it, its properties or its assets.

            Section 4.6. Ratification of Merger. The Bern Owners shall execute a letter agreement substantially in the form attached hereto as Exhibit 4.7 whereby the Bern Owners agree to ratify the transactions contemplated by this Agreement in the event that Prime elects to solicit ratification of the Merger subsequent to the Closing. This covenant shall survive the Closing.

                                   ARTICLE V.

                               COVENANTS OF PRIME

     Section 5.1. Conduct of Prime. From the date hereof until the Effective Time, Prime and Prime Acquisition Subsidiary shall in all material respects conduct their business in the ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as contemplated hereby or previously disclosed by Prime to Bern, without the written consent of Bern:

     (a) Except as contemplated by this Agreement, Prime will not adopt or propose any changes in its Certificate of Incorporation or Bylaws, or enter into any agreement or incur any obligation, the terms of which would be violated by the consummation of the transactions contemplated by this Agreement;

     (b) Except as contemplated by this Agreement, Prime will not (1) purchase, acquire, issue, deliver, sell or authorize the issuance, delivery or sale of any stock appreciation rights or of any shares of its capital stock of any class or any securities convertible into or exchangeable for, or rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, except for the issuance of Prime Stock upon the exercise, if any, of stock options existing on the date hereof, (2) make any changes in its capital structure or (3) enter into any agreement or understanding or take any preliminary action with respect to the matters referred to in clause (1) or (2) of this paragraph (b);

     (c) Prime will not, and will not permit Prime  Acquisition  Subsidiary  to,
(i) pay any dividend or make any other distribution to holders of its or their capital stock, (ii) split, combine or reclassify any of its or their capital stock or propose or authorize the issuance of any other securities in respect of or in lieu of or in substitution for any shares of its or their capital stock,
(iii) repurchase, redeem or otherwise acquire any shares of its or their capital stock, or (iv) take any preliminary action with respect thereto;

     (d) Prime will not, and will not permit Prime Acquisition Subsidiary to, directly or indirectly, merge or consolidate with another entity or sell, transfer, license, sublicense or otherwise dispose of or acquire any material properties, securities or assets;

     (e) Prime will not, and will not permit Prime Acquisition Subsidiary to change their methods of accounting in effect at February 29, 1996 (or inception, in the case of Prime Acquisition Subsidiary) except as required by changes in generally accepted accounting principles as concurred in by Prime's independent auditors;

     (f) Prime will not, and will not permit Prime Acquisition Subsidiary to, agree or commit to do any of the foregoing.

     Section 5.2. Access to Records. At all reasonable times from and after the date hereof until the Effective Time and upon prior notice from Bern, Prime shall (and shall cause Prime Acquisition Subsidiary to) afford Bern and its accountants, counsel and other representatives full and complete access to the properties, employees and officers of Prime and to all books, accounts, financial and other records and contracts of every kind of Prime and Prime Acquisition Subsidiary; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty given by Prime to Bern hereunder.

     Section 5.3. SEC Filings. Prime shall timely file all reports required to be filed by it with the SEC between the date hereof and the Effective Time and shall deliver to Bern copies of all such reports promptly after the same are filed.

     Section 5.4. Compliance with Obligations. Prior to the Effective Time, Prime will use its best efforts, and will cause Prime Acquisition Subsidiary to use its best efforts to, comply in all material respects with (i) all applicable Federal, state, local and foreign laws, rules and regulations, (ii) all material agreements and obligations, including their respective charters and Bylaws, by which they, their properties or their assets may be bound, and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to them, their properties or their assets, except where the failure to so comply would not have a Material Adverse Effect.

     Section 5.5. Obligations of Prime Acquisition Subsidiary. Prime will take all action necessary to cause Prime Acquisition Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Prime Acquisition Subsidiary will not issue any shares of its capital stock, any securities convertible into or exchangeable for their capital stock, or any option, warrant or other right to acquire their capital stock to any Person other than Prime or a wholly owned subsidiary of Prime.

                                   ARTICLE VI.

                           COVENANTS OF BERN AND PRIME

     Bern and Prime agree that:

     Section 6.1. Board of Directors. In connection with the Merger, at the Effective Time, Prime's Board of Directors will be reconstituted in accordance with the provisions of Section 1.5.

     Section 6.2. Advice of Changes. Each party will promptly advise the other such party in writing of:

     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger;

     (b) any notice or other communication from any Governmental Entity or Regulatory Authority in connection with the Merger;

     (c) any actions, suits, claims, investigation or other judicial proceedings commenced or threatened against it or any of its subsidiaries or Affiliates which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the Merger;

     (d) any event known to it occurring subsequent to the date of this Agreement that would render any of its representations or warranties contained in this Agreement, if made on or as of the date of such event or the Effective Time, untrue, inaccurate or misleading in any material respect (other than an event so affecting a representation or warranty which is expressly limited to a state of facts existing at a time prior to the occurrence of such event); and

     (e) any Material Adverse Change with respect to such party.

From time to time prior to the Effective Time, each of Bern and Prime will promptly supplement or amend its respective Disclosure Schedule and the Exhibits hereto with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule and Exhibits hereto. No supplement or amendment of a Schedule or Exhibit made pursuant to this Section shall be deemed to cure any breach of, affect or otherwise diminish any representation or warranty made in this Agreement unless the other party hereto specifically agrees thereto in writing.

     Section 6.3. Regulatory Approvals. Prior to the Effective Time, each party shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity or Regulatory Authority which may be reasonably required, or that the other party may reasonably request, in connection with the consummation of the Merger. Each party shall use its commercially reasonable efforts to obtain all such authorizations, approvals and consents.

     Section 6.4. Actions Contrary to Stated Intent. Neither party will, either before or after the Merger, take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Each of Bern and Prime shall use its commercially reasonable efforts to cause its Affiliates not to take any action, or fail to take any required action, that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Neither party shall, or shall permit any of its subsidiaries or Affiliates to, take any action that would, or might reasonably be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied.

 Section 6.5. Certain Filings. Bern and Prime shall cooperate with one another:

     (a) in determining whether any action by or in respect of, or filing with, any Governmental Entity or Regulatory Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and

     (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     Section 6.6. Public Announcements. Prime and Bern will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such public statement (other than in response to unsolicited inquiries) prior to such consultation. Bern will consult with Prime before issuing any other press release or making any public statement and will not issue any such press release or make any such public statement without Prime's prior consent.

     Section 6.7. Name Changes. In connection with the Merger, the name of the Surviving Corporation will be changed to "Bern ________________".

     Section 6.8. Prime Option Plan; Option Grants. There will be allocated from the option pool available under Prime's existing stock option plan (as the same may be amended to increase the number of shares available for issuance thereunder), options to purchase up to 233,000 shares of Prime Stock to those officers, directors, employees and other persons eligible to receive options under such plan as are designated by the Bern Designees; it being understood that such options are intended as an incentive to key employees and the management team of Bern to be added to Prime subsequent to the Effective Time.

     Section 6.9. Confidentiality. Each party hereto hereby agrees to retain in strict confidence all Confidential Information received from any other party hereto pursuant to, or in connection with, this Agreement. For purposes of this Agreement, "Confidential Information" means all information and data of any kind belonging to any party which by its nature is confidential or proprietary and all other information and data which is so identified in writing by any party. No party shall disclose any Confidential Information to any person, firm or corporation or use any such Confidential Information for any purpose not contemplated by this Agreement. Notwithstanding the foregoing, each party may disclose Confidential Information to its Affiliates, directors, officers, employees, consultants and advisors, to the extent required for the performance of its obligations under this Agreement, and to the extent required by law, regulation or judicial order.

     The obligations of nondisclosure and nonuse pursuant to this Section 6.9 shall not apply with respect to any Confidential Information which any party can establish by written records:

     (a) was known to such party prior to the disclosure thereof by any other party or was subsequently and independently developed without reference to the Confidential Information by such party; or

     (b) was in the public domain prior to the disclosure thereof to such party or subsequently entered the public domain by some means other than as a result of a breach of this Agreement by such party; or

     (c) was subsequently disclosed to such party by a third party having a lawful right to make the disclosure.

     The undertakings of each party pursuant to this Section 6.9 shall survive the expiration or termination of this Agreement.

                                  ARTICLE VII.

                              CONDITIONS OF CLOSING

     Section 7.1. Conditions to All Parties' Obligations. The obligations of all the parties to this Agreement to effect the Merger shall be subject to the fulfillment of the following conditions:

     (a) The Board of Directors and officers of Prime shall have been reconstituted as contemplated by Sections 1.5 hereof and 1.6 hereof.

     (b) No temporary restraining order, preliminary or permanent injunction or other order or restraint issued by any court of competent jurisdiction, no order, decree, restraint or pronouncement by any Governmental Entity, and no other legal restraint or prohibition which would prevent or have the effect of preventing the consummation of the Merger shall have been issued or adopted or be in effect.

     (c) All material permits, approvals, filings and consents required or advisable to be obtained or made, and all waiting periods required or contemplated to expire, prior to the consummation of the Merger under applicable federal laws of the United States or applicable laws of any state or foreign country having jurisdiction over the Merger and the other transactions contemplated herein shall have been obtained, made or expired, as the case may be (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), and all such Requisite Regulatory Approvals shall be in full force and effect.

     (d) The shares of Prime Stock to be issued to the Bern Owners in the Merger shall have been included for quotation on Nasdaq or on the OTC Bulletin Board, in either event, where the outstanding shares of Prime Stock are then quoted.

     (e) At the Effective Time, Prime shall have stockholder's equity not less than $6,000,000, as calculated by BDO Seidman.

     (f) All documents reasonably necessary to consummate the transactions contemplated by this Agreement and to be executed by the parties hereto shall be delivered, duly executed, to the appropriate parties to effect the merger upon the terms and conditions hereof.

     Section 7.2. Conditions to the Obligations of Prime and Prime Acquisition Subsidiary to Effect the Merger. The obligations of Prime and Prime Acquisition Subsidiary under this Agreement to effect the Merger are subject to the fulfillment at or prior to the Closing of the following conditions:

     (a) Accuracy of Representations and Warranties. The representations and warranties of Bern set forth in Article II hereof shall be true and correct as of the date when made and at and as of the Closing, except for such changes as are permitted by this Agreement (except to the extent a representation or warranty speaks only as of an earlier date).

     (b) Covenants and Agreements. Bern shall have duly performed and complied with the covenants, agreements and conditions required by this Agreement to be performed by or complied with by it prior to or at the Closing.

     (c) Consents. Any consent required for the consummation of the Merger under any agreement, contract or License described in any exhibit or schedule hereto or referred to herein, or for the continued enjoyment by the Surviving Corporation of the benefits of any such agreement, contract or License after the Merger, shall have been obtained.

     (d) Unanimous Stockholder Consent. The Bern Owners shall have executed a consent agreement, substantially in that form attached hereto as Exhibit 7.2(d), whereby the Bern Owners duly approve and authorize such steps as necessary to consummate this Agreement.

     (e) Opinion of Counsel. Prime shall have received the opinion of Neville Shaver Kelly & McLean, counsel to Bern, in form and content satisfactory to Prime, substantially in the form of Exhibit 7.2(e) hereof.

     (f) Certificates of Bern. Prime shall have received certificates of Bern, satisfactory in form and substance to Prime, executed on behalf of Bern by its President, as to compliance with the matters set forth in paragraphs (a), (b),
(c) and (k) of this Section 7.2.

     (g) Audited Financial Statements. Delivery of Audited Financial Statements, as at December 31, 1995 and reported on by BDO Seidman.

     (h) No Adverse Decision. There shall not be any action taken or threatened, or any statute, rule, regulation or order enacted, entered, threatened, or deemed applicable to the transactions contemplated hereby, by any Governmental Entity or Regulatory Authority or court that, whether in connection with the grant of a Requisite Regulatory Approval, any agreement proposed by any Governmental Entity or Regulatory Authority, or otherwise, which (i) requires or could reasonably be expected to require any divestiture by Bern of a portion of the business of Bern that Prime in its reasonable judgment believes will have a Material Adverse Effect on the Surviving Corporation or (ii) imposes any condition upon Bern that in Prime's reasonable judgment (x) would be materially burdensome to Bern or (y) would materially increase the costs incurred or that will be incurred by Prime as a result of consummating the Merger and the other transactions contemplated hereby. There shall be no action, suit, investigation or proceeding pending or threatened by or before any Governmental Entity which
(i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

     (i) Results of Investigation. Prime and Prime Acquisition Subsidiary shall be satisfied with the results of any investigation of the business and affairs of Bern undertaken by them pursuant to Section 4.2 hereof.

     (j) Proceedings; Receipt of Documents. All corporate and other proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Prime and Prime's counsel, and Prime and Prime's counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as Prime or its counsel may reasonably request. Prime shall have received such other agreements, instruments, approvals, opinions and other documents as it may reasonably request.

     (k) Adverse Change. From the Balance Sheet Date to the Effective Time, Bern shall not have suffered any Material Adverse Change except as set forth in the Bern Disclosure Schedule supplied as of the date of this Agreement (whether or not such change is described in any supplement to the Bern Disclosure Schedule). The Audited Financial Statements shall not differ in any material respect, taken as a whole or with respect to any individual line item, from the Unaudited Financial Statements and the Interim Financial Statements.

     (l) Indemnification Agreement. Each Bern Owner shall have entered into the indemnification agreement, substantially in the form of Exhibit 7.2(l), pursuant to which such holder will indemnify and hold harmless Prime and the Surviving Corporation from and against any losses arising out of, based upon or resulting from any breach by Bern of its representations, warranties and agreements contained herein.

     (m) Escrow Agreement. The Bern Owners shall have entered into the escrow agreement, substantially in the form of Exhibit 1.11.

     (n) Stock Transfer Restrictions. Each Bern Owner shall have entered into an agreement, substantially in the form of Exhibit 7.2(n) hereof (the "Registration Rights Agreement"), imposing transfer restrictions with respect to the shares of Prime Stock to be issued in the Merger.

     (o) Accrued Salaries. Each of Rafael Collado, Ellen Kirschenbaum, William Josuva, Michael Islek, Suhail Nanji and Neil Levine for whom salaries have been accrued through the date hereof shall forgive such amounts as obligations of Bern; provided further that the effect of such forgiveness on Bern's taxable income shall not constitute a breach of any representation, warranty or covenant.

     (p) Supporting Documents. Prime and its counsel shall have received copies of the following documents:

          (i) (A) the Certificate of Incorporation of Bern, certified as of a recent date by the Secretary of State of the State of New Jersey, (B) certificates of said Secretary dated as of a recent date as to the due incorporation and good standing of Bern, the payment of all excise taxes by Bern and listing all documents of the Bern on file with said Secretary and
     (C) a certificate from the Secretary of State of each state listed on the Bern Disclosure Schedule as to Bern's qualification, good standing and payment of taxes in each such state;

          (ii) a certificate of the Secretary or an Assistant Secretary of Bern dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of Bern as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the stockholders of Bern authorizing the execution, delivery and performance of this Agreement and the consummation of the Merger, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby; (C) that the Certificate of Incorporation of Bern has not been amended since the date of filing referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of Bern executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer of Bern as to the incumbency and signature of the officer signing the certificate referred to in this clause
     (ii);

          (iii) such additional supporting documents and other information with respect to the operations and affairs of Bern as Prime or its counsel reasonably may request.

All such documents shall be satisfactory in form and substance to Prime and its counsel.

     Section 7.3. Conditions to the Obligations of Bern to Effect the Merger. The obligations of Bern under this Agreement to effect the Merger are subject to the fulfillment at or prior to the Closing of the following conditions:

     (a) Accuracy of Representations and Warranties. The representations and warranties of Prime and Prime Acquisition Subsidiary set forth in Article III hereof shall be true and correct as of the date when made and at and as of the Closing (except to the extent a representation or warranty speaks only as of an earlier date and except for changes contemplated by this Agreement).

     (b) Covenants and Agreements. Prime and Prime Acquisition Subsidiary each shall have complied with the covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

     (c) Certificate of Prime. Bern shall have received a certificate of Prime, satisfactory in form and substance to Bern, executed on behalf of Prime by the Chief Executive Officer or President of Prime, as to compliance with the matters set forth in paragraphs (a) and (b) of this Section 7.3.

     (d) Opinion of Counsel. Bern shall have received the opinion of Tenzer Greenblatt LLP, counsel to Prime and Prime Acquisition Subsidiary, in form and content satisfactory to Bern, substantially in the form of Exhibit 7.3(d) hereto.

     (e) Lock-Up Agreements. Each of Joseph K. Pagano and Frederick R. Adler shall have executed a Lock-Up Agreement in the form of Exhibit 7.3(e) hereto.

     (f) Supporting Documents. Bern and its counsel shall have received copies of the following documents:

          (i) (A) the Certificate of Incorporation of Prime, certified as of a recent date by the Secretary of State of the State of Delaware, (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of Prime, the payment of all excise taxes by Prime and listing all documents of Prime on file with said Secretary, and (C) a certificate from the Secretary of State of each state listed on the Prime Disclosure Schedule as to Prime's qualification, good standing and payment of taxes in each such state;

          (ii) dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of Prime as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the stockholders of Prime authorizing the execution, delivery and performance of this Agreement and the consummation of the Merger, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby; (C) that the Certificate of Incorporation of Prime has not been amended since the date of filing referred to in the certificate delivered pursuant to clause
     (i)(B) above; and (D) to the incumbency and specimen signature of each officer of Prime executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer of Prime as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii);

          (iii) (A) the Certificate of Incorporation of Prime Acquisition Subsidiary, certified as of a recent date by the Secretary of State of the State of Delaware, and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of Prime
     Acquisition Subsidiary, the payment of all excise taxes by Prime Acquisition Subsidiary and listing all documents of Prime Acquisition Subsidiary on file with said Secretary;

          (iv) a certificate of the Secretary or an Assistant Secretary of Prime Acquisition Subsidiary dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of Prime Acquisition Subsidiary as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors and the stockholders of Prime Acquisition Subsidiary authorizing the execution, delivery and performance of this Agreement and the consummation of the Merger, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby; (C) that the Certificate of Incorporation of Prime Acquisition Subsidiary have not been amended since the date of filing referred to in the certificate delivered pursuant to clause (iii)(B) above; and (D) to the incumbency and specimen signature of each officer of Prime Acquisition Subsidiary executing this Agreement and any certificate or instrument furnished pursuant hereto, and a certification by another officer of Prime Acquisition Subsidiary as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv); and

          (v) such additional supporting documents and other information with respect to the operations and affairs of Prime as Bern or their counsel reasonably may request.

                                  ARTICLE VIII.

                       TERMINATION, AMENDMENTS AND WAIVERS

     Section 8.1. Termination. This Agreement may be terminated at any time prior to the filing of the Certificate of Merger, whether before or after approval by Bern's and Prime's stockholders:

     (a) by the mutual consent of the Boards of Directors of Prime, Prime Acquisition Subsidiary and Bern;

     (b) by Prime or Bern if the Effective Time shall not have occurred on or before the close of business on June 30, 1996; provided that, in any case, the terminating party is not in material breach of its obligations hereunder;

     (c) by Prime (provided it is not in material breach of its obligations under this Agreement), if (A) there has been a material breach by Bern of any of its respective representations and warranties hereunder such that Section 7.2(a) will not be satisfied or (B) there has been the willful breach on the part of Bern of any of its respective covenants or agreements contained in this Agreement such that Section 7.2(b)will not be satisfied, and, in both case (A) and case (B), such breach has not been cured within ten (10) days after notice to Bern;

     (d) by Bern, (provided it is not in material breach of its obligations under this Agreement), if (A) there has been a material breach by Prime of any of its representations and warranties hereunder such that Section 7.3(a) will not be satisfied or (B) there has been the willful breach on the part of Prime of any of its covenants or agreements contained in this Agreement such that
Section 7.3(b) will not be satisfied, and, in both case (A) and (B), such breach has not been cured within ten (10) days after notice to Prime;

     (e) by Prime, if, after the date of this Agreement, there shall have occurred a Material Adverse Change in Bern;

     (f) by Bern, if, after the date of this Agreement, there shall have occurred a Material Adverse Change in Prime; provided that (i) any change in the market price of the Prime Stock and/or (ii) any decrease in the cash held by Prime or increase in payables of Prime related to expenses incurred in the ordinary course of business by Prime for the purpose of negotiating this
Agreement (and the Exhibits and Schedules hereto) and consummating the transactions contemplated hereby (and thereby), shall not be deemed a Material Adverse Change hereunder; or

     Section 8.2. Effect of Termination. In the event of termination of this Agreement by either Bern or Prime as provided in Section 8.01 hereof, this Agreement shall, except as provided herein, forthwith become void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of Bern, Prime or Prime Acquisition Subsidiary or their respective officers or directors, except and to the extent such termination results from the willful breach by a party of any of its representations, warranties or agreements hereunder. Notwithstanding the foregoing, if a party hereto terminates this Agreement pursuant to Section 8.01(c)(B) or (d)(B) as the case may be, the party terminating the Agreement shall be entitled to reimbursement for all its out-of-pocket expenses incurred in connection with this Agreement and the Merger from the other party.

     Section 8.3. Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors at any time before or after approval of this Agreement by the stockholders of Bern and Prime but, after any such approval, no amendment shall be made to the Exchange Ratio or which in any way materially and adversely affects the rights of the Bern
Owners or the holders of Prime Stock without the further approval of such Persons. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 8.4. Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by their respective Boards of Directors may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX.

                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     "Affiliate" or "affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. As used in this definition of "Affiliate", the term "control" and any derivatives thereof mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

     "Agreement" shall mean this Merger Agreement.

     "Audited  Financial  Statements"  shall have the meaning given such term in
Section 2.07 hereof.

     "Bern Contracts" shall have the meaning given such term in Section 2.16(a) hereof.

     "Bern Designees" shall have the meaning given such term in Section 1.5 hereof.

     "Bern Disclosure Schedule" shall have the meaning given such term in the recitals to Article II hereof.

     "Bern Owners" shall have the meaning given such term in the recitals hereto.

     "Bern Shares" shall have the meaning given such term in the recitals hereto.

     "Business Combination" shall mean (i) any merger or consolidation of Bern with or into any Person (other than Bern or a wholly owned subsidiary of Bern),
(ii) any sale, lease, exchange, transfer or other disposition (whether in one transaction or a series of related transactions) of more than ten percent of Bern's assets (including the stock or partnership interests of Bern), (iii) the adoption of any plan or proposal for the liquidation or dissolution of Bern,
(iv) any issuance, sale, purchase or redemption of equity securities, any reclassification of equity securities or recapitalization of Bern, and (v) any transaction having an effect similar to those described above.

     "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday under the Federal laws of the United States.

     "CERCLA" shall mean the Comprehensive Environment Response, Compensation and Liability Act of 1980.

     "Certificate  of Merger"  shall have the meaning given such term in Section
1.2 hereof.

     "Closing" shall have the meaning given such term in Section 1.2 hereof.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Constituent Corporations" shall have the meaning given such term in
Section 1.1 hereof.

     "Construction Laws" shall have the meaning given such term in Section 2.14 hereof.

     "Effective Time" shall have the meaning given such term in Section 1.2 hereof.

     "Employee Plan" shall have the meaning given such term in Section 2.17 hereof.

     "Environmental Laws" shall have the meaning given such term in Section 2.13(c) hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as it now exists and is hereafter amended.

     "ERISA Affiliate" means any person, firm or entity (whether or not incorporated) which, by reason of its relationship with Bern, is required to be aggregated with Bern under Sections 414(b), 414(c) or 414(m) of the Code, or which, together with Bern, is a member of a controlled group within the meaning of Section 4001(a) of ERISA.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Exchange Ratio" shall have the meaning given such term in Section 1.7 hereof.

     "Governmental   Entity"   shall  mean  any  foreign  or   domestic   court,
administrative   agency  or  commission  or  other  governmental  or  regulatory authority or instrumentality.

     "Improvements"  shall have the  meaning  given  such term in  Section  2.14 hereof.

     "Intellectual  Property"  shall have the meaning given such term in Section
2.22 hereof.

     "Interim  Financial  Statements"  shall have the meaning given such term in
Section 2.7 hereof.

     "IRS" shall mean the Internal Revenue Service.

     "Leased Property" shall have the meaning given such term in Section 2.14 hereof.

     "Licenses" shall have the meaning given such term in Section 2.23 hereof.

     "Material Adverse Change" shall mean a change or a development involving a prospective change which would have a Material Adverse Effect, it being understood that a decline in the price of the Prime Stock and the depletion of Prime's cash in the ordinary course of its business of seeking to consummate, and consummating, a business combination, shall not constitute a Material Adverse Change.

     "Material Adverse Effect" shall mean, with respect to any Person, a material adverse effect on the business, prospects, results of operations, financial condition or assets of such Person. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

     "Merger" shall have the meaning given such term in the recitals hereto.

     "Owned Property" shall have the meaning given such term in Section 2.14 hereof.

     "PBGC" shall mean the United States Pension Benefit Guaranty Corporation.

     "Person" shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Prime" shall mean Prime Cellular, Inc., a Delaware corporation.

     "Prime Acquisition Subsidiary" shall mean Prime Cellular Acquisition Corp., a Delaware corporation.

     "Prime Contracts" shall have the meaning given such term in Section 2.16(a) hereof.

     "Prime Designees" shall have the meaning given such term in Section 1.5 hereof.

     "Prime Disclosure Schedule" shall have the meaning given such term in the recitals to Article III hereof.

     "Prime  Option"  shall have the  meaning  given  such term in Section  1.11 hereof.

     "Prime Stock" shall have the meaning given such term in the recitals hereto.

     "Prime 10-K" shall have the meaning given such term in Section 3.7(a) hereof.

     "Prime 10-Q" shall have the meaning given such term in Section
3.7(a) hereof.

     "Real Property" shall have the meaning given such term in Section 2.14 hereof.

     "Real Property Laws" shall have the meaning given such term in Section 2.14 hereof.

     "Regulatory Authority" shall mean any United States Federal or state government or Governmental Entity the approval of which, or filing with, is legally required or permitted for consummation of the transactions contemplated by this Agreement.

     "Requisite  Regulatory Approvals" shall have the meaning given such term in
Section 7.1(c) hereof.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Suppliers" shall have the meaning given such term in Section 2.21 hereof.

     "Surviving  Corporation"  shall have the meaning given such term in Section
1.1 hereof.

     "Tax" and "Taxes" shall have the meaning given such terms in Section 2.11 hereof.

     "Tax Return(s)" shall have the meaning given such term in Section 2.11 hereof.

     "Unaudited Financial  Statements" shall have the meaning given such term in
Section 2.7 hereof.

                                   ARTICLE X.

                               GENERAL PROVISIONS

     Section 10.1. Taking of Necessary Action; Specific Performance. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees, subject to applicable laws, to use all reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, Bern, Prime and Prime Acquisition Subsidiary shall use their best efforts to obtain and make all consents, approvals, assurances and filings of or with third parties and Governmental Entities necessary or, in the opinion of Prime or Bern, advisable for the consummation of the transactions contemplated by this Agreement. Each party shall cooperate with the other in good faith to help the other satisfy its obligations hereunder. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or to vest the Surviving Corporation with full title to and benefits of all properties, assets, rights, approvals, immunities and franchises of Bern, the proper officers or directors of Bern or the Surviving Corporation, as the case may be, shall take all such necessary action. Prime, Prime Acquisition Subsidiary and Bern understand and agree that the covenants and undertakings on each of their parts herein contained are uniquely related to the desire of Prime, Prime Acquisition
Subsidiary and Bern to consummate the Merger, that the Merger is a unique business opportunity for Bern, Prime and Prime Acquisition Subsidiary, and that, although monetary damages may be available for the breach of such covenants and undertakings, monetary damages would be an inadequate remedy therefor. Accordingly, Bern, Prime and Prime Acquisition Subsidiary agree that Prime and Prime Acquisition Subsidiary shall be entitled to obtain specific performance by Bern of every such covenant and undertaking contained herein to be performed by Bern and that Bern shall be entitled to obtain specific performance from Prime and Prime Acquisition Subsidiary of each and every covenant and undertaking herein contained to be observed or performed by Prime or Prime Acquisition Subsidiary.

     Section 10.2. Effect of Due Diligence. No investigation by or on behalf of Prime into the business, operations, prospects, assets or condition (financial or otherwise) of Bern shall diminish in any way the effect of any representations or warranties made by Bern in this Agreement or shall relieve Bern of any of its respective obligations under this Agreement. No investigation by or on behalf of Bern into the business, operations, prospects, assets or condition (financial or otherwise) of Prime shall diminish in any way the effect of any representations or warranties made by Prime in this Agreement or shall relieve Prime of any of its obligations under this Agreement.

                                      -47

     Section 10.3. Expenses. Except for the audit expenses of Bern which shall be paid by Prime and as provided in Section 8.2 hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same.

     Section 10.4. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

     Section 10.5. Entire Agreement. This Agreement and the other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, and control and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which conflicts with, or may have related to, the subject matter hereof or thereof in any way.

     Section 10.6. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telefax, by recognized overnight courier marked for overnight delivery, or by registered or certified mail, postage prepaid, addressed as follows:

     (a) If to Bern, to c/o Richard M. Neville, Neville Shaver Kelly & McLean, Three Landmark Square, Stamford Connecticut 06901 with a copy to Neville Shaver Kelly & McLean, Three Landmark Square, Stamford Connecticut 06901, Attention:
Richard M. Neville; and

     (b) If to Prime or Prime Acquisition Subsidiary, 100 First Stamford Place, 3rd Floor, Stamford, Connecticut 06902, Attention: President, with a copy to:
Tenzer Greenblatt LLP 405 Lexington Avenue, New York, New York 10174, Attention:
Barry S. Rutcofsky, Esq.;

or such other addresses as shall be furnished by like notice by such party. All such notices and communications shall, when telefaxed (immediately thereafter confirmed by telephone), be effective when telefaxed, or, if sent by nationally recognized overnight courier service, be effective one (1) Business Day after the same has been delivered to such courier service marked for overnight delivery, or, if mailed, be effective when received.

     Section 10.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

     Section 10.8. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to or application of any conflicts of laws principles. Each of Bern, the Bern Owners, Prime and Prime Acquisition Subsidiary hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States District Court, Southern District of New York (the "New York Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim that such litigation brought in any New York Courts has been brought in an inconvenient forum.

     Section 10.9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION, OR SIMILAR PROCEEDING BROUGHT RELATING TO OR ARISING OUT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 10.10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 10.11. Headings. The headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     Section 10.12. No Third Party Beneficiaries. This Agreement is not intended to confer any benefit on any third party beneficiaries.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first written above by each of the parties hereto individually or by their respective duly authorized officers, as applicable.

                           [signature page continued]

             SIGNATURE PAGES FOR MERGER AGREEMENT by and among PRIME
            CELLULAR, INC., PRIME CELLULAR ACQUISITION CORP. and BERN
                                ASSOCIATES, INC.

                                        PRIME CELLULAR, INC.
                                        By: ______________________________


                                        Title: ___________________________


                                         PRIME CELLULAR ACQUISITION
                                             CORP.

                                        By: ______________________________

                                        Title: ___________________________

                                        BERN ASSOCIATES, INC.

                                        By: ______________________________

                                        Title: ___________________________



- -------------------------               -------------------------
RAFAEL COLLADO                          ELLEN KIRSCHENBAUM


- -------------------------               -------------------------
WILLIAM JOSUVA                          MICHAEL ISLEK


- -------------------------               -------------------------
SUHAIL NANJI                            NEIL LEVINE


- -------------------------               -------------------------
MARK NEWMAN                             ANDREW MITCHELL


- -------------------------               -------------------------
BERNARD KIRSCHENBAUM                    RICHARD NEVILLE


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JOANNE WITT                             LOUISE NORTHCUTT


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KATHY DIAZ                              RAFAEL COLLADO, SR.


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                                        JOAN HADSALL